Exhibit 99.1
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Biofield Breast Cancer Diagnostic System Recommended by KEMA for FDA Approval


ATLANTA, Nov. 16 /PRNewswire-FirstCall/ -- Biofield Corp. (OTC Bulletin Board:
BZET), developer of the Biofield Breast Cancer Diagnostic System ("BDS"), a non-invasive, radiation-free diagnostic testing system which may be of assistance in the early detection of breast cancer proliferation rate, announced today that it has received from KEMA Registered Quality, Inc., the United States Food and Drug Administration (FDA) sanctioned third party reviewer, KEMA's review of the Company's 510(k) notification of intent to market the BDS in the United States, and its submission to the FDA of its recommendation for clearance of the BDS to the FDA.

KEMA has recommended to the FDA that the device is "substantially equivalent to devices marketed in U.S. interstate commerce prior to May 26, 1976, the enactment date of the Medical Device Amendments, or to devices that have been reclassified in accordance with the provision of the Federal Food, Drug, and Cosmetic Act."

With this recommendation, KEMA has termed the BDS the "Biofield Breast Proliferation Rate Detection System" and has indicated that the device be used as an adjunct that may support other modalities such as mammography, clinical breast exam, sonography, MRI and others used in breast cancer diagnosis. KEMA indicated that the BDS test result is integrated with the physician's Level of Suspicion (LOS), based on other patient and diagnostic information, in order to help direct patient management of proliferative breast disease (PBD), including biopsy decisions.

KEMA's submission to the FDA is the next step in obtaining regulatory clearance that will allow for the marketing and sale of the BDS in the United States. The 510(k) application requirements include the submission of information relating to clinical accuracy (based on the referenced results of women who have used the BDS as an adjunct for breast cancer detection), safety, environmental testing and design control.

"This recommendation for clearance is a major milestone achievement and represents a significant step forward for Biofield," said David M. Long, M.D., Ph.D., Biofield's Chairman and CEO. "I look forward to working with KEMA and the FDA to bring this important technology to all women as soon as possible."

About Biofield Corp.

Biofield Corp., a medical device technology company, has developed a non-invasive system to deliver objective results that may be helpful in the early detection of epithelial cancers, including breast cancer. Use of Biofield's Breast Cancer Diagnostic System ("BDS") may distinguish those lesions likely to progress and cause significant disease and death. The BDS may reduce diagnostic uncertainty as well as decrease the number of diagnostic procedures, including surgical biopsies, performed on suspicious palpable breast lesions.

Certain statements made in this press release should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are based on management's belief, as well as assumptions made by, and information currently available to, management pursuant to the "safe harbor"' provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as "believes," "anticipates," "appears," "expects," "should," "may," or words of similar import. Similarly, statements that describe the company's future plans, objectives, estimates or goals are also forward-looking statements. Such statements may address future events and conditions concerning, among other matters, (i) the ability of the company to obtain sufficient funding in order to maintain operations, complete its FDA application and have its equipment manufactured and (ii) FDA acceptance of the company's 510(k) application and the granting of approval by the FDA of the company's Breast Cancer Diagnostic System, which may not occur or, if it does, may not be timely. Additional factors which should be considered are set
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forth in the company's Annual Report on Form 10-KSB for its fiscal year ended
December 31, 2003 and Quarterly Report on Form 10-QSB for its fiscal quarter ended [June 30] [September 30], 2004. Copies of such documents can be obtained from the EDGAR database Internet web site maintained by the Securities and Exchange Commission at http:/www.sec.gov/edgarhp.htm. The company undertakes no obligation to release publicly the results of any revisions to its forward-looking statements that may be made in this press release to reflect events or circumstances occurring after the date of this press release.